FILED
2009 DEC -8 A 8:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I – Name
The Name of the Corporation shall be:

Gunslinger Records, Inc.

ARTICLE II- Principle Office
The principle street address and mailing address of the Corporation is:

Principle Office Address:
2450 E. Chambers St., Unit 7
Phoenix, AZ 85040

Mailing Address:
P.O. Box 12009
Marina del Rey, CA 90295

ARTICLE III – Purpose
The purpose for which the corporation is organized is:

Any and all lawful activity.

ARTICLE IV – Shares
The number of shares of stock is: 1,000,000,000

ARTICLE V – Initial Officers and/or Directors

Richard Lorello, Director, President, Treasurer
417 Lucy St.
Henderson, NV 89015

Joel Heffron, Director & Secretary
417 Lucy St.
Henderson, NV 89015

Gregory Rotelli, Director
417 Lucy St.
Henderson, NV 89015

Nola Jones, Vice President
417 Lucy St.
Henderson, NV 89015

Blaine Riley, Director
417 Lucy St.
Henderson, NV 89015

ARTICLE VII – Incorporator

Nola Jones, Incorporator
P.O. Box 12009
Marina del Rey, CA 90295